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                                                                    Exhibit 10.1


                    ROCHESTER GAS AND ELECTRIC CORPORATION

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM


     Effective January 1, 1999, ROCHESTER GAS AND ELECTRIC CORPORATION (the "Company") hereby establishes the ROCHESTER GAS AND ELECTRIC CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM (the "Plan") for the benefit of eligible Employees.


                                  ARTICLE ONE
                                  Definitions
                                  -----------

     1.1 "Board" means the Board of Directors of Rochester Gas and Electric Corporation.

     1.2  "Change in Control" means one of the following circumstances:

          (i) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

          (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

          (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) affiliates within the meaning of the Exchange Act or (y) any party to the merger or consolidation;

          (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding voting securities; or

          (v) the Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

     1.3 "Code" means the Internal Revenue Code of 1986 as amended from time to time.
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     1.4   "Committee" means the Committee on Management of the Company's Board of Directors.

     1.5   "Company" means Rochester Gas and Electric Corporation.

     1.6 "Compensation" means an Employee's base salary and annual incentive bonus, including salary reduction contributions to a Participating Company's 401(k) or 125 cafeteria plan, for a Plan Year. Annual limits on compensation under the Qualified Plan shall be disregarded for purposes of determining an Employee's Compensation under this Plan.

     1.7   "Effective Date" means January 1, 1999.

     1.8 "Employee" means any employee of a Participating Company who (i) participates in the Qualified Plan (ii) is a management or highly compensated employee as such employees are defined in Title I of ERISA and
     (iii) is designated by the Committee, in its sole discretion, as eligible to participate in this Plan.

     1.9 "Final Average Compensation" means an Employee's average Compensation determined over any consecutive 36 months of SERP Service out of the last 10 years of SERP Service that produce the highest average. If an Employee has less than 36 months of SERP Service, his Final Average Compensation shall be the average of his Compensation for all months of SERP Service.

     1.10 "Normal Retirement Date" and "Early Retirement Date" shall have the same meanings given these terms in the Qualified Plan.

     1.11 "Participating Company" means the Company and any related entity that meets the definition of "Affiliated Company" in the Qualified Plan and which is approved by the Committee as a Participating Company under this Plan. Participating Companies are listed in Appendix A.

     1.12 "Participating Company Service" means all Years of Service with a Participating Company determined in accordance with the service-crediting rules of the Qualified Plan, plus any additional service the Committee, in its sole discretion, may determine appropriate in individual circumstances.

     1.13 "Plan" means this Rochester Gas and Electric Corporation Supplemental Executive Retirement Program.

     1.14  "Plan Year" means the calendar year.

     1.15 "Qualified Plan" means the Rochester Gas and Electric Corporation Retirement Plan.

     1.16 "SERP Service" means the number of years of service an Employee is deemed to participate in this Plan. It is anticipated that Employees will be assigned positions within a Participating Company that may bring them into and out of participation in this Plan.
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                                      -3-

     The Committee shall have the discretion to designate those periods of actual service with a Participating Company that constitute SERP Service. SERP Service may include, in the Committee's sole discretion, service with a Participating Company prior to the Effective Date of this Plan and other service the Committee may deem appropriate in individual circumstances. Once credited to an Employee, the Committee does not have the discretion to reduce such service.


                                  ARTICLE TWO
                          Purpose and Intent of Plan
                          --------------------------

          The purpose of this Plan is to attract and retain a highly-motivated executive workforce by providing to eligible Employees a targeted overall level of retirement benefits to consist of (i) benefits under the Qualified Plan and other pension plans maintained by a Participating Company, (ii) one half of Social Security benefits and (iii) benefits paid from this Plan equal to the difference between the aggregate benefits under (i) and (ii) and the targeted amount to be paid from this Plan. The Plan is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly-compensated employees as provided for in Title I of ERISA.


                                 ARTICLE THREE
                               Eligible Employee
                               -----------------

          The Committee in its sole discretion shall designate those Employees who shall be eligible to participate in this Plan. All eligible Employees shall be identified in such records as the Committee deems appropriate to establish and maintain.

          An otherwise eligible Employee shall be ineligible to participate and shall forfeit all rights to receive any future benefit payment under this Plan if such Employee:

          . is terminated for cause, which determination shall be in the sole discretion of the Committee and this determination shall be final and binding on all persons;

          . voluntarily terminates employment, without the consent of the Committee, prior to reaching age 55;

          . terminates employment for any reason prior to completing five full years of service measured from the eligible Employee's date of hire; or

          . without the prior consent of the Committee, engages in any activity inimical to the interests of any Participating Company at any time until the lapse of 36 months following the Employee's retirement.
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                                      -4-

                                 ARTICLE FOUR
                                   Benefits
                                   --------

     4.1  Benefit Amount.  The benefit payable to an eligible Employee under
          --------------
     this Plan on the Employee's Normal Retirement Date shall be a straight life annuity equal to the greater of (a) or (b) offset by (c) where (a), (b) and
     (c) are determined as follows:

          (a) equals the "target SERP benefit" determined by multiplying the percentage determined below times an Employee's Final Average
          Compensation:

                                                 Accrual Percentage Per
               Years of SERP Service              Year of SERP Service
               ---------------------              --------------------

                         0-5                                4.0%
                         6-10                               3.5%
                         11-15                              3.0%
                         16-20                              2.5%
                         21 or more                         0.0%

               Example: if an Employee has 12 years of SERP Service, his target
               -------
               SERP benefit will be 43.5% of his Final Average Compensation determined as follows:

                         5 x 4.0% + 5 x 3.5% + 2 x 3.0% =

                         20% + 17.5% + 6% = 43.5%

          (b) equals the "minimum SERP benefit" determined by multiplying the percentage determined below times an Employee's Final Average
          Compensation:

               Years of Participating      Accrual Percentage Per Year of
                    Company Service        Participating Company Service
                    ---------------        -----------------------------

                          0-30                         2.166%
                          31 or more                       0%

               Example:  if the Employee with 12 years of SERP Service has a
               -------
               total of 25 years of service with a Participating Company, his minimum SERP benefit will be 54.15% (25 x 2.166%) of his Final Average Compensation. Since this figure is greater than the Employee's target SERP benefit, it becomes the accrual percentage on which the Employee's target benefit will be based.

          (c) equals the annual aggregate total of an Employee's Qualified Plan benefit, a benefit from any other pension plan maintained by a Participating Company and one-half his Primary Insurance Amount under the Social Security Act determined as of the date the Employee retires from a Participating Company.
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                                      -5-

               Example:  Assume the Employee is entitled to receive $130,000 per
               -------
               year for the Company's Retirement Plan, $30,000 from the Company's Unfunded Retirement Income Plan and $20,000 from Social Security. The Employee's offset, therefore is $170,000 ($130,000 + $30,000 + 1/2 of $20,000).

                      If this Employee has Final Average Compensation of
               $500,000, his target benefit is $216,600 (54.15% x $400,000).

                      The Employee's benefit payable from this Plan, then, is
               $46,600 ($216,600 -$170,000 = $46,600). This benefit is the annual life annuity amount payable at the Employee's Normal Retirement Date. If the benefit is payable at another date or in a form other than a life annuity, the amount shall be adjusted as described in Section 4.3 and in the Qualified Plan.

     4.2  Commencement of Benefits.  A Participating Company shall pay the
          ------------------------
     benefits due under this Plan commencing within 30 days of retirement, disability, death or any other event that entitles an eligible Employee or his beneficiary to receive benefits under the Qualified Plan.

     4.3  Form of Payment.  The form of benefit payable under this Plan shall be
          ---------------
     a life annuity for unmarried Employees and a joint and 50 percent survivor annuity for married Employees. Notwithstanding the foregoing, the Committee in its sole discretion may elect to pay the benefit in any alternative form of payment permitted under the Qualified Plan or, in the event of the Employee's or his beneficiary's financial need, to pay the entire benefit, or the present value of the remaining installments, in a lump sum payment. The amount of the actual benefit paid from this Plan shall be the straight life annuity calculated under Section 4.1 adjusted as appropriate by the actuarial assumptions used in the Qualified Plan if a different form of benefit is paid or if it is paid other than at Normal Retirement Age.

     4.4  Death Benefits During Employment.  If an eligible Employee dies while
          --------------------------------
     still employed by a Participating Company but after becoming entitled to receive a vested benefit, the eligible Employee's spouse, if surviving, shall be entitled to a monthly lifetime benefit equal to 50 percent of the benefit the eligible Employee would have received under Section 4.1. This benefit shall be payable at such time as in-service death benefits are payable under the Qualified Plan and pursuant to such other terms and conditions as may apply to benefits payable under the Qualified Plan. In the discretion of the Committee, the value of this benefit may be paid out in a lump sum or in another alternative form of benefit the Committee may prescribe.

     4.5  Unfunded Plan. All benefits payable to an eligible Employee under this
          -------------
     Plan shall be paid by the Participating Company that employs the eligible Employee out of its general assets and the Plan shall not otherwise be funded. However, the Company may, in its discretion, set aside assets for meeting its obligations, including, but not limited to, the establishment of a rabbi or other grantor trust. In the event such fund or trust is
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                                      -6-

     established, each Participating Company shall be responsible for making contributions to provide for the benefits of its own eligible Employees.

          In the event of a Change in Control, the Company's Chief Executive Officer shall inform the trustee of any rabbi trust that has been established to provide Plan benefits of the Change in Control and shall arrange for the Participating Companies to fully fund, to the extent practicable, the present value of all Plan benefits.

          No Employee shall have any property rights in any such fund or trust or in any other assets held by a Participating Company. The right of an eligible Employee or his or her spouse or beneficiary to receive any of the benefits provided by this Plan shall be an unsecured claim against the general assets of a Participating Company.

     4.6  Coordination with Qualified Plan Benefits.  If an eligible Employee is
          -----------------------------------------
     receiving benefits under this Plan and his annual benefits under the Qualified Plan are increased due to cost of living adjustments to the Qualified Plan limits under Section 415 of the Internal Revenue Code, his annual benefit under this Plan shall be correspondingly reduced in order to maintain the same aggregate level of benefits. If the Qualified Plan is amended to improve the benefits paid to retirees or their beneficiaries, the benefits payable under this Plan to a retiree or beneficiary shall automatically be increased by the same percentage increase that the retiree's or beneficiary's Qualified Plan benefit is increased.

     4.7  Change in Control.  In the event of a Change in Control, all Plan
          -----------------
     benefits of eligible Employees shall become fully vested, and upon termination of employment, or by action of the Committee in anticipation of termination of employment, eligible Employees shall be paid such vested benefits in a single lump sum payment. For this purpose, termination of employment shall mean termination of the Employee's employment with a Participating Company within four years following a Change in Control. A termination shall be deemed to occur if during such period the Employee determines in good faith that the position, duties, responsibilities and status assigned to the Employee are inconsistent with the position, duties, responsibilities and status of the Employee with the Participating Company immediately prior to the Change in Control. Such determination shall be evidenced by the Employee in a writing delivered to the Secretary of the Company promptly but in no event later than 180 days after such determination.

          In the case of a Change in Control and a termination of employment as above described, an eligible Employee who has not at such time attained the age of 55 and whose Qualified Plan benefits are therefore deferred shall nevertheless be entitled to an immediate lump sum payment under this Plan equal to the then present value of the benefit that would have been payable at the time the Employee reached age 55 had he remained in employment but determined on the basis of Compensation and service figures in effect on the date of the Employee's termination of employment.

     4.8  Other Benefits.  An eligible Employee who is entitled to receive
          --------------
     benefits under Sections 4.1 and 4.2 of this Plan shall also be entitled to receive welfare benefit provided
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                                      -7-

     generally to retirees of a Participating Company. Such benefits shall be subject to the same terms and conditions as apply to retirees generally except that the usual age and service requirements for such welfare benefits shall not apply. In place of the usual age and service requirements, an eligible Employee shall receive retiree welfare benefits provided that he has commenced receiving benefits under this Plan and that none of the forfeiture conditions of Article Three apply to the eligible Employee. If welfare benefits are provided to beneficiaries of deceased employees or retirees generally by a Participating Company, beneficiaries of a deceased eligible Employee shall be entitled to receive such benefits under the same terms and conditions as apply to beneficiaries of deceased employees or retirees generally except that the Article Three conditions, including the forfeiture conditions, shall apply for entitlement purposes in lieu of any age and service conditions applicable to beneficiary benefits generally.


                                 ARTICLE FIVE
                                Administration
                                --------------

     5.1  Committee as Administrator.  This Plan shall be administered by the
          --------------------------
     Committee in accordance with the Plan's terms.

          The Committee shall determine the benefits due each Employee from this Plan and the Qualified Plan and shall cause them to be paid by the Qualified Plan or by a Participating Company under this Plan accordingly.

          The Committee shall inform each Employee of any elections which the Employee may possess and shall record such choices along with such other information as may be necessary to administer the Plan.

     5.2  Coordination with Qualified Plan.  Since this Plan is intended to
          --------------------------------
     operate in conjunction with the Qualified Plan, any questions concerning plan administration or the calculation of benefits that arise but are not specifically addressed by this Plan shall be considered in light of the Qualified Plan. In addition, unless the context requires otherwise, the terms used in this Plan shall have the same meaning as the same terms used in the Qualified Plan.

     5.3  Committee Action Final.  The Committee has sole discretion to
          ----------------------
     determine eligibility to participate in this Plan, to determine the eligibility for and the amount of benefits, to interpret the Plan and to take any other action it deems appropriate to administer this Plan. The decisions made by and the actions taken by the Committee shall be final and conclusive on all persons.

          Members of the Committee shall not be subject to individual liability with respect to their actions under this Plan. Notwithstanding the foregoing, the Company shall indemnify each member of the Committee who may incur financial liability for actions or failures to act with respect to the member's Committee responsibilities.
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                                      -8-

                                  ARTICLE SIX
                           Amendment and Termination
                           -------------------------

          While the Company intends to maintain this Plan in conjunction with the Qualified Plan indefinitely, the Board reserves the right to amend or terminate it at any time for whatever reasons it may deem appropriate.

          Notwithstanding the preceding paragraph, however, the Company hereby makes a contractual commitment on behalf of itself, the other Participating Companies and their successors to pay, or to require the other Participating Companies to pay, the benefits accrued under this Plan prior to its amendment or termination to the extent it or the other Participating Companies are financially capable of meeting such obligation.



                                 ARTICLE SEVEN
                                 Miscellaneous
                                 -------------

     7.1  No Contract of Employment.  Nothing contained in this Plan shall be
          -------------------------
     construed as a contract of employment between a Participating Company and an Employee, or as a right of any Employee to be continued in the employment of a Participating Company, or as a limitation of the right of a Participating Company to discharge any of its Employees, with or without cause.

     7.2  No Transferability.  The rights of an Employee under this Plan shall
          ------------------
     not be transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution and are exercisable during the Employee's lifetime only by the Employee or the Employee's guardian or legal representative.

     7.3  Taxation.  The benefits payable under this Plan shall be subject to
          --------
     all federal, state and local income and employment taxes to which benefits of this type are normally subject.

     7.4  Indemnification.  To the fullest extent authorized or permitted by
          ---------------
     law, the Company shall indemnify any eligible Employee who brings an action or proceeding, whether civil or criminal, or who is made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or shall be entitled to benefits under this Plan and the Company has failed to make payments hereunder when due or has otherwise failed to follow the terms of the Plan or such eligible Employee has reasonable cause to believe the Company shall fail or intends to fail to perform its future obligations hereunder arising within a reasonable time thereof, or with respect to any other matter directly or indirectly related to this Plan, unless a judgment or other final adjudication adverse to such eligible Employee establishes that the Company was or is legally entitled to fail to so perform its obligations hereunder. Without limitation of the foregoing, such indemnification shall include indemnification against all costs of whatever nature or kind, including attorneys' fees and
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                                      -9-

     costs of investigation or defense, incurred by any eligible Employee with respect to any such action or proceeding and any appeal therein, and which judgments, fines, amounts and expenses have not been recouped by him in any other manner. All expenses incurred by a person in connection with an actual or threatened action or proceeding with respect to which such person is or may be entitled to indemnification under this Section, shall, in the absence of a final adjudication adverse to such person as described above, be promptly paid by the Company to him, upon receipt of an undertaking by him to repay the portion of such advances, if any, to which he may finally be determined not to be entitled. The Company's obligations under this
     Section 7.4 may be paid from any rabbi trust or other fund established by the Company for the purpose of paying such expenses. This Section may not without the consent of a eligible Employee be amended or changed in any manner adverse to such eligible Employee. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which an eligible Employee may be entitled other than pursuant to this Section.

          Notwithstanding the foregoing, there shall be no indemnification for persons who cease Plan participation and forfeit all benefits on account of termination for cause as described in Section 3.1.

     7.5  Successors.  This Plan shall be binding on the Company's successors
          ----------
     and assigns.

     7.6  Governing Law.  This Plan shall be interpreted and enforced in
          -------------
     accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer this 1st day of July, 1999.



                              ROCHESTER GAS AND ELECTRIC
                              CORPORATION



                              By     /s/ Thomas S. Richards
                                     -------------------------


                              Title  Chairman of the Board, President
                                     --------------------------------
                                     and Chief Executive Officer
                                     ---------------------------

                                                                    Exhibit 10.1



                                  APPENDIX A

                            Participating Companies


Name of Company                              Effective Date of Participation
---------------                              -------------------------------

Rochester Gas and Electric Corporation                 July 1, 1999

RGS Energy Group, Inc.                                 July 1, 1999

RGS Development Corporation                            July 1, 1999

Energetix, Inc.                                        July 1, 1999